EXHIBIT 10(o)

                       EXECUTIVE SEVERANCE AGREEMENT

          THIS IS AN AGREEMENT between OLD KENT FINANCIAL CORPORATION (the "Corporation") whose principal offices are located at One Vandenberg Center, Grand Rapids, Michigan 49503, and ROBERT H. WARRINGTON (the "Employee"), who resides at 7725 Kirkwall, S.E., Ada, Michigan 49301, dated December 16, 1991.

     1. TERM OF AGREEMENT. This Agreement will begin on the date entered above (the "Commencement Date") and will continue in effect through the third anniversary of the Commencement Date. However, on the first anniversary of the Commencement Date, and on each such anniversary date thereafter, the term of this Agreement will be extended automatically for one additional year (to a total of three years) unless, not later than six months prior to such anniversary date, the Corporation gives written notice to the Employee that it has elected not to extend this Agreement. In addition, if a Change of Control occurs during the term of this Agreement, this Agreement will continue in effect for at least 36 months beyond the end of the month in which any Change of Control occurs.

     2. DEFINITIONS. The following defined terms shall have the meanings set forth below, for purposes of this Agreement.

          (a) CHANGE OF CONTROL. "Change of Control" means an occurrence of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Without limiting the inclusiveness of the definition in the preceding sentence, a Change of Control of the Corporation shall be deemed to have occurred if:

               (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then-outstanding securities; or

               (ii) At any time a majority of the Board of Directors of the Corporation is comprised of other than Continuing Directors (for purposes of this paragraph, the term Continuing Director means a director who was either (A) first elected or appointed as a Director prior to the date of this Agreement; or (B) subsequently elected or appointed as a director if such director was nominated or appointed by at least a majority of the then-Continuing Directors); or



               (iii) Any of the following occur:

                    (A)  any merger or consolidation of the
               Corporation, other than a merger or consolidation in which the voting securities of the Corporation immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) fifty-one percent (51%) or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity;

                    (B) any sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation which shall include, without limitation, the sale of assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Corporation on a consolidated basis;

                    (C)  any liquidation or dissolution of the
               Corporation;

                    (D) any reorganization, reverse stock split, or recapitalization of the Corporation which would result in a Change of Control; or

                    (E)  any transaction or series of related
               transactions having, directly or indirectly, the same effect as any of the foregoing; or any agreement, contract, or other arrangement providing for any of the foregoing.

          (b) DISABILITY. "Disability" means that, as a result of Employee's incapacity due to physical or mental illness, the Employee shall have been absent from the full-time performance of his duties with the Corporation for 12 consecutive months and, within 30 calendar days after written notice of suspension due to Disability is given, the Employee shall not have returned to the full-time performance of his duties.

          (c) CAUSE. "Cause" means (i) Employee's willful and continued failure to substantially perform Employee's duties with the Corporation under this Agreement (other than any such failure resulting from Disability or occurring after issuance by Employee of a Notice of Termination for Good Reason), after a written demand for substantial performance is delivered to the Employee that specifically identifies the manner in which the Corporation

                       -2-
     believes that the Employee has willfully failed to substantially perform his duties, and after the Employee has failed to resume substantial performance of his duties on a continuous basis within 14 calendar days of receiving such demand; (ii) the Employee willfully engaging in conduct (other than conduct covered under (i) above), which is demonstrably and materially injurious to the Corporation, monetarily or otherwise; or (iii) the Employee's having been convicted of a felony which impairs his ability substantially to perform his duties with the Corporation. For purposes of this subparagraph, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that the action or omission was in the best interest of the Corporation.

          (d) GOOD REASON. For purposes of this Agreement, "Good Reason" means the occurrence of any one or more of the following without the Employee's express written consent:

               (i) The assignment to Employee of duties inconsistent with the duties, responsibilities, and status of Employee's position as of the day prior to the Change of Control of the Corporation;

               (ii) A reduction by the Corporation in Employee's base salary as of the day prior to the Change of Control, or reduction of Employee's most recent target incentive award opportunity prior to the Change of Control under the Corporation's Annual Incentive Plan, or any successor plan;

               (iii) The Corporation's requiring Employee to be based at a location in excess of 50 miles from the location where Employee is currently based;

               (iv) The failure of the Corporation to obtain a satisfactory agreement from any successor to the Corporation to assume and agree to perform this Agreement, as contemplated in Paragraph 7 hereof;

               (v) Any termination by the Corporation of Employee's employment that is not effected pursuant to a Notice of Termination; and

               (vi) Any termination of Employee's employment, reduction in Employee's compensation or benefits, or adverse change in Employee's location or duties, if such termination, reduction or adverse change occurs within 12 months before a Change of Control, is in contemplation of such Change in Control, and is taken to avoid the effect of


                       -3-
          this Agreement should such action occur after such Change in Control.

               The existence of Good Reason shall not be affected by Employee's incapacity due to physical or mental illness.
     Employee's continued employment shall not constitute a waiver of Employee's rights with respect to any circumstance constituting Good Reason hereunder.

          (e) NOTICE OF TERMINATION. "Notice of Termination" means a written notice indicating the specific termination provision in this Agreement relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the employment under the provision so indicated.

          (f) POTENTIAL CHANGE OF CONTROL. "Potential Change of Control" means: (i) the Corporation's entering into or the Board of Director's authorizing an agreement, the consummation of which would result in the occurrence of a Change of Control; or (ii) adoption by the Board of Directors of a resolution to the effect that, for purposes of this Agreement, a Potential Change of Control has occurred.

          (g) TRUST. "Trust" means the trust to be created pursuant to Paragraph 6 of this Agreement in the event of a Change of Control or Potential Change of Control.

          (h) TRUST AGREEMENT. "Trust Agreement" means the Trust Agreement attached as Exhibit A to this Agreement.

          (i)  TRUSTEE.  "Trustee" means the Trustee of the Trust.

     3. ELIGIBILITY FOR SEVERANCE BENEFITS. Subject to Paragraph 5, the Employee shall receive the Severance Benefits described in Paragraph 4 if the Employee's employment is terminated during the term of this Agreement, and:

          (a) the termination occurs within 12 months after a Change of Control, unless the termination is (i) because of Employee's death or Disability, (ii) by the Corporation for Cause, or (iii) by the Employee other than for Good Reason; or

          (b) the Corporation terminates the employment within 12 months before a Change of Control, in contemplation of such Change of Control, and to avoid the effect of this Agreement should such action occur after such Change of Control.

     4. SEVERANCE BENEFITS. Subject to Paragraph 5, the Employee shall receive the following Severance Benefits (in addition to accrued compensation and vested benefits) if eligible under Paragraph 3:

                       -4-
          (a) Employee's annual base salary at the rate in effect immediately prior to the Change of Control or, if greater, at the rate in effect at the time Notice of Termination is given (or on the date the employment is terminated if no Notice of Termination is required), multiplied by one;

          (b) One hundred percent of Employee's annual target bonus under the Corporation's Annual Incentive Plan in effect at the time Notice of Termination is given (or on the date the employment is terminated if no Notice of Termination is required) or, if greater, the average bonus paid to Employee over the preceding three-year period, multiplied by one; and

          (c) For a one-year period after the date the employment is terminated, the Corporation will arrange to provide to Employee at the Corporation's expense, with:

               (i) the same health care coverage Employee had prior to the termination (or, if more favorable to Employee, that furnished generally to salaried employees of the Corporation) including, but not limited to, hospital, surgical, medical, dental, and dependent coverages. Health care benefits otherwise receivable by Employee pursuant to this Paragraph 4(c) shall be reduced to the extent comparable benefits are actually received by Employee from a subsequent employer during the one-year period following the date the employment is terminated and any such benefits actually received by Employee shall be reported to the Corporation;

               (ii) life and accidental death and dismemberment insurance coverage (including supplemental coverage purchase opportunity and double indemnity for accidental death) equal (including policy terms) to that in effect at the time Notice of Termination is given or, if more favorable to Employee, equal to that in effect at the date the Change of Control occurs; and

               (iii) disability insurance coverage (including policy terms) equal to that in effect at the time Notice of Termination is given or, if more favorable to Employee, equal to that in effect immediately prior to the Change of Control; provided, however, that no income replacement benefits will be payable under such disability policy with regard to the one-year period following a termination of employment provided that the payments payable under subparagraphs 4(a) and (b) above have been made.




                       -5-
          (d) In computing and determining Severance Benefits under subparagraphs 4(a), (b), and (c) above, a decrease in Employee's salary, target bonus, or insurance benefits shall be disregarded if such decrease occurs within 12 months before a Change of Control, is in contemplation of such Change of Control, and is taken to avoid the effect of this Agreement should such action be taken after such Change of Control; in such event, the salary, target bonus, and/or insurance benefits used to determine Severance Benefits shall be that in effect immediately before the decrease that is disregarded pursuant to this subparagraph 4(d).

          (e) Employee shall not be required to mitigate the amount of any payment provided for in this paragraph 4 by seeking other employment or otherwise, nor shall the amount of any payment provided for in this paragraph be reduced by any compensation earned by Employee as the result of employment by another employer after the date the employment is terminated, or otherwise, with the exception of a reduction in health insurance coverage as provided in subparagraph 4(c)(i).

          The payments provided in subparagraphs 4(a) and (b) above shall be made not later than ten business days following the date the employment terminates.

          Any termination by the Corporation for Cause or due to Employee's Disability, or by Employee for Good Reason shall be communicated by Notice of Termination to the other party.

     5. MAXIMUM PAYMENTS. Notwithstanding any provision in this Agreement to the contrary, if part or all of any amount to be paid to Employee by the Corporation under this Agreement or otherwise constitute a "parachute payment" (or payments) under Section 280G or any other similar provision of the Internal Revenue Code of 1986, as amended (the "Code"), the following limitation shall apply:

     If the aggregate present value of such parachute payments (the "Parachute Amount") exceeds 2.99 times Employee's "base amount" as defined in Section 280G of the Code, and if as a result the amounts otherwise payable to or for the benefit of the Employee subsequent to the termination of his employment, and taken into account in calculating the Parachute Amount (the "termination payments"), shall be reduced and/or delayed, as further described below, to the extent necessary so that the Parachute Amount is equal to 2.99 times the Employee's "base amount."

          Any determination or calculation described in this Paragraph 5 shall be made by the Corporation's independent accountants. Such determination, and any proposed reduction and/or delay in termination payments shall be furnished in writing promptly by the accountants to the


                       -6-
Employee. The Employee may then elect, in his sole discretion, which and how much of any particular termination payment shall be reduced and/or delayed and shall advise the Corporation in writing of his election, within 30 days of the accountant's determination, of the reduction or delay in termination payments. If no such election is made by the Employee within such 30-day period, the Corporation may elect which and how much of any termination payment shall be reduced and/or delayed and shall notify the Employee promptly of such election. As promptly as practicable following such determination and the elections hereunder, the Corporation shall pay to or distribute to or for the benefit of the Employee such amounts as are then due to the Employee.

          Any disagreement regarding a reduction or delay in termination payments will be subject to arbitration under Paragraph 16 of this Agreement. Neither the Employee's designation of specific payments to be reduced or delayed, nor the Employee's acceptance of reduced or delayed payments, shall waive the Employee's right to contest such reduction or delay.

     6. ESTABLISHMENT OF TRUST. In the event of a Change of Control or a Potential Change of Control, the Corporation shall create a Trust for the benefit of Employee and shall fund such Trust in an amount equal to the aggregate severance payments which may become due to Employee under subparagraphs 4(a) and (b) of this Agreement. The Trust Agreement shall provide that upon a Change of Control (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Employee;
(ii) the Trustee shall pay all amounts properly payable to Employee under subparagraphs 4(a) and (b) of this Agreement when and as the same become due and payable pursuant to the Agreement; and (iii) all unexpended funds in such Trust shall revert to the Corporation upon such payment. The trustee shall be a national or state bank (including an affiliate of the Corporation) having a combined capital and surplus of not less than $50,000,000, selected by the Corporation. Nothing in this paragraph shall relieve the Corporation of any of its obligations under this Agreement, except that actual disbursements from the Trust to an Employee in satisfaction of payments under this Agreement will be applied to reduce the Corporation's obligations under this Agreement, to the extent of such disbursement. Any funds including interest or investment earnings thereon, remaining in the trust fund shall revert and be paid to the Corporation if
(i) a Change of Control has not occurred; and (ii) a court of competent jurisdiction determines that the circumstances giving rise to that particular funding of the Trust no longer exist. A copy of the Trust Agreement is attached as Exhibit A to this Agreement and is incorporated by reference herein.

          Amounts placed in trust pursuant to this Paragraph 6 shall not be subject to withdrawal by Employee and shall be paid to Employee only in accordance with the terms of this Agreement. No amount placed in trust pursuant to this Paragraph 6 shall be subject to assignment, transfer,


                       -7-
sale, pledge, encumbrance, alienation or charge by Employee or any beneficiary. Any attempt to assign, transfer, sell, pledge, encumber, alienate or charge any amount placed in trust hereunder shall be without effect. Neither Employee, nor any beneficiary, nor any other person shall be deemed to have, pursuant to this Agreement, any property interest, legal or equitable, in any specific asset of the Corporation. Employee shall be a general unsecured creditor with respect to the promises of the Corporation made herein.

          Notwithstanding any other provision of this Paragraph 6 to the contrary, the Trust Agreement shall provide that the Board of Directors and the Chief Executive Officer of the Corporation shall have the duty to inform the Trustee of the Corporation's insolvency, which shall be deemed to occur if the Corporation is unable to pay its debts as they come due or if the Corporation becomes subject to a proceeding as a debtor under the Federal Bankruptcy Code (or any successor federal statute). If the Trustee receives notice of insolvency from the Corporation or receives from any other person claiming to be a creditor of the Corporation a written allegation that the Corporation is insolvent, the Trustee shall proceed as provided in the Trust Agreement to independently determine whether such insolvency exists, and shall suspend all benefit payments to Employees if called for by the Trust Agreement. The Trustee shall have no obligation to investigate the financial condition of the Corporation prior to receiving a notice or allegation of insolvency. If the Trustee determines that the Corporation is insolvent, the Trustee shall make available the amounts placed in trust pursuant to this Paragraph 6 to satisfy claims of the Corporation's general creditors, as provided in the Trust Agreement. Employees shall have no greater rights than other general creditors of the Corporation with respect to any funds held in trust pursuant to this Paragraph 6. Following a determination of insolvency, the Trustee shall resume payments to Employee (and shall pay any suspended benefits) upon termination of Insolvency Administration, as provided in the Trust Agreement, if and when it determines that the Corporation is again solvent.

     7. SUCCESSORS; BINDING AGREEMENTS. This Agreement shall inure to the benefit of and be enforceable by Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. Employee's rights and benefits under this Agreement may not be assigned, except that if Employee dies while any amount would still be payable to Employee hereunder if Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement, to the beneficiaries designated by the Employee to receive benefits under this Agreement in a writing on file with the Corporation at the time of the Employee's death or, if there is no such beneficiary, to Employee's estate. The Corporation will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Corporation (or of any division or subsidiary thereof employing Employee) to expressly assume and agree to


                       -8-
perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place. Failure of the Corporation to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to compensation from the Corporation in the same amount and on the same terms to which Employee would be entitled hereunder if Employee terminated the employment for Good Reason following a Change of Control.

     8. WITHHOLDING OF TAXES. The Corporation may withhold from any amounts payable under this Agreement all federal, state, city, or other taxes as required by law.

     9. NOTICE. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt required, postage prepaid, addressed to the respective addressees set forth on the first page of this Agreement, or at such other addresses as the parties may designate in writing.

     10. MISCELLANEOUS. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and signed by Employee and such officer as may be specifically designated by the Board of Directors of the Corporation. The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Michigan.

     11. EMPLOYMENT RIGHTS. This Agreement shall not confer upon Employee any right to continue in the employ of the Corporation or its subsidiaries and shall not in any way affect the right of the Corporation or its subsidiaries to dismiss or otherwise terminate Employee's employment at any time with or without cause.

     12. NO VESTED INTEREST. Neither Employee nor Employee's beneficiary shall have any right, title, or interest in any benefit under this Agreement prior to the occurrence of the right to the payment thereof, or in any property of the Corporation or its subsidiaries or affiliates.

     13. PRIOR AGREEMENTS. This Agreement contains the understanding between the parties hereto with respect to severance benefits in connection with a Change of Control of the Corporation and supersedes any such prior agreement between the Corporation (or any predecessor of the Corporation) and Employee. If there is any discrepancy or conflict between this Agreement and any plan, policy, or program of the Corporation regarding any term or condition of severance benefits in connection with a Change of Control of the Corporation, the language of this Agreement shall govern.

     14. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                       -9-
     15. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     16. ARBITRATION. The sole and exclusive method for resolving any dispute arising out of this Agreement shall be arbitration in accordance with this paragraph. Except as provided otherwise in this paragraph, arbitration pursuant to this paragraph shall be governed by the Commercial Arbitration Rules of the American Arbitration Association. A party wishing to obtain arbitration of an issue shall deliver written notice to the other party, including a description of the issue to be arbitrated. Within 15 days after either party demands arbitration, the Corporation and the Employee shall each appoint an arbitrator. Within 15 additional days, these two arbitrators shall appoint the third arbitrator by mutual agreement; if they fail to agree within said 15-day period, then the third arbitrator shall be selected promptly pursuant to the rules of the American Arbitration Association for Commercial Arbitration. The arbitration panel shall hold a hearing in Kent County, Michigan, within 90 days after the appointment of the third arbitrator. The fees and expenses of the arbitrator, and any American Arbitration Association fees, shall be paid by the Corporation. Both the Corporation and the Employee may be represented by counsel and may present testimony and other evidence at the hearing. Within 90 days after commencement of the hearing, the arbitration panel will issue a written decision; the majority vote of two of the three arbitrators shall control. The majority decision of the arbitrators shall be final and binding on the parties, and shall be enforceable in accordance with law. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The Employee shall be entitled to seek specific performances of his rights under this Agreement during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Corporation will reimburse Employee for all reasonable attorney fees incurred by Employee as the result of any arbitration with regard to any issue under this Agreement (or any judicial proceeding to compel or to enforce such arbitration): (i) which is initiated by Employee if the Corporation is found in such proceeding to have violated this Agreement substantially as alleged by Employee; or (ii) which is initiated by the Corporation, unless Employee is found in such proceeding to have violated this Agreement substantially as alleged by the Corporation.













                      -10-
          IN WITNESS WHEREOF, the parties have signed this Agreement as of the day and year written above.



                                   OLD KENT FINANCIAL
                                     CORPORATION


                                   By: /S/ JOHN C. CANEPA
                                       John C. Canepa

                                      Its: Chairman, President and Chief
                                           Executive Officer
                                                              "Corporation"



                                   /S/ ROBERT H. WARRINGTON
                                   Robert H. Warrington
                                                                 "Employee"






























                      -11-